UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2012

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  The Annual Meeting of Shareholders of The Interpublic Group of Companies, Inc. (“IPG”) was held on May 24, 2012.

(b)  The following matters were voted upon with the final results indicated below.

1.	The nominees listed below were elected directors with the respective votes set forth opposite their names:

				BROKER
NOMINEE	FOR	AGAINST	ABSTAIN	NON-VOTES

Jocelyn Carter-Miller	339,690,582	18,402,319	237,623	20,786,356
Jill M. Considine	337,885,291	20,214,289	230,944	20,786,356
Richard A. Goldstein	355,101,343	2,981,210	247,971	20,786,356
Mary J. Steele Guilfoile	356,828,023	1,260,851	241,650	20,786,356
H. John Greeniaus	337,675,531	20,420,257	234,736	20,786,356
Dawn Hudson	353,327,036	4,757,126	246,362	20,786,356
William T. Kerr	334,751,979	23,325,125	253,420	20,786,356
Michael I. Roth	343,722,639	14,316,777	291,108	20,786,356
David M. Thomas	356,693,121	1,394,935	242,468	20,786,356

2.
A proposal to approve confirmation of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2012 was approved with the votes set forth below.  There were no broker non-votes.

For	375,592,749
Against	3,318,588
Abstain	205,543

3.	An advisory ballot question on executive compensation was approved with the votes set forth below:

For	330,625,946
Against	22,982,658
Abstain	4,721,920
Broker non-votes	20,786,356

4.
A shareholder proposal regarding retention by senior executives for one year after termination of employment of a significant percentage of their holdings of the Common Stock of IPG was defeated with the votes set forth below:

For	77,046,041
Against	279,408,296
Abstain	1,876,187
Broker non-votes	20,786,356

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: May 29, 2012	By:	/s/ ANDREW BONZANI
Andrew Bonzani Senior Vice President, General Counsel and Secretary